                                                                    Exhibit 99.2




                           NOTICE OF GUARANTEED DELIVERY
                                   FOR TENDER OF
                         6.60 % NOTES DUE DECEMBER 1, 2003
                                         OF
                           UNITED HEALTHCARE CORPORATION


     This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for United HealthCare Corporation's (the "Company") 6.60% Notes due December 1, 2003 (the "Old Notes") are not immediately available, (ii) Old Notes, the Letter of Transmittal and all other required documents cannot be delivered to The Bank of New York (the "Exchange Agent") on or prior to 5:00 P.M. New York City time, on the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering Old Notes" in the Prospectus. Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.


                   The Exchange Agent For The Exchange Offer Is:
                                The Bank Of New York



     BY REGISTERED OR CERTIFIED MAIL      FACSIMILE TRANSMISSIONS:    BY HAND OR OVERNIGHT DELIVERY
                                        (Eligible Institutions Only)

     The Bank of New York                                                  The Bank of New York
     101 Barclay Street, 7E                   (212) 571-3080               101 Barclay Street
     New York, New York 10286                                         Corporate Trust Services Window
     Attn: Reorganization Section            CONFIRM BY TELEPHONE:              Ground Level
                                               (212) 815-6333              New York, New York 10286
                                                                      Attn: Reorganization Section
                                           FOR MORE INFORMATION CALL:
                                                (212) 815-6333






     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

     The undersigned hereby tenders to United HealthCare Corporation, a Minnesota Corporation (the "Company"), upon the terms and subject to the conditions set forth in the Prospectus dated _______________, 1999 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Procedures for Tendering Old Notes."

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     Aggregate Principal
     Amount Tendered:____________  Name(s) of Registered Holder(s):_____________
                                   Address(es):_________________________________
                                   _____________________________________________
     Certificate No(s).  _______________________________________________________
     (if available):__________ Area Code and Telephone Number(s):_______________

     Total Principal Amount Represented by Old Notes Certificate(s) $ __________

--------------------------------------------------------------------------------

If Old Notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number: __________

Date: ________________________


--------------------------------------------------------------------------------
     All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs personal representatives, successors and assigns of the undersigned.
--------------------------------------------------------------------------------

PLEASE SIGN HERE

X
     -----------------------  -----------------
X
     -----------------------  -----------------
     Signature(s) of Owner(s) Date
     or Authorized Signatory

Area Code and Telephone Number:
                                   ------------

     Must be signed by the holder(s) of the Old Notes as their name(s) appear(s) on certificates for Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

                        Please print name(s) and address(es)

Name(s):
               -----------------------------------------------------

               -----------------------------------------------------

               -----------------------------------------------------
Capacity:
               -----------------------------------------------------
Address(es):
               -----------------------------------------------------

               -----------------------------------------------------

               -----------------------------------------------------



                                      GUARANTEE
                       (NOT TO BE USED FOR SIGNATURE GUARANTEE)


     The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Old Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent's account at The Depositary Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof) and any other required documents within five business days after the date of execution of this Notice of Guaranteed Delivery.

     The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.


Name of Firm
               -----------------------------------------------------------

(Authorized Signature)
                         -------------------------------------------------
                                        (Title)

Address
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                                  (INCLUDE ZIP CODE)

Area Code and Telephone Number
                                ------------------------------------------

Date:
     ---------------------------------------------------------------------

NOTE: DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.